UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 18, 2015

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On August 18, 2015, the Board of Directors of Franklin Resources, Inc. (the “Company”) took the following actions to become effective on October 1, 2015:

•
Changed Gregory E. Johnson’s title to Chairman of the Board and Chief Executive Officer. He currently is also the President of the Company. Mr. Johnson will continue to serve as principal executive officer of the Company following the title change.

•	Appointed Vijay C. Advani and Jennifer M. Johnson each as a Co-President of the Company.

A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K.

Mr. Advani, age 54, has served in his current role as Executive Vice President - Global Advisory Services of the Company since 2006. Mr. Advani joined the Franklin Templeton organization in 1995, serving in several leadership roles related to international retail development and global distribution. Mr. Advani also has been an officer or director of certain subsidiaries of the Company for more than the past five years. As of August 18, 2015, during the fiscal year ending September 30, 2015, the Company repurchased from Mr. Advani 6,773 shares of common stock for an aggregate consideration of $385,113 in order to pay taxes due in connection with the vesting of restricted stock granted under the Company’s stock incentive plan. The repurchase price was the closing price on the NYSE on the date of the transaction.

Ms. Johnson, age 51, has served as the Executive Vice President and Chief Operating Officer of the Company since 2010. Prior to her appointment to that role, she served as Executive Vice President - Operations and Technology of the Company since December 2005. Ms. Johnson was also formerly Senior Vice President and Chief Information Officer of the Company from May 2003 to December 2005. Ms. Johnson also has been an officer or director of certain subsidiaries of the Company for more than the past five years. She joined the company in 1988. Ms. Johnson is a sister of Gregory E. Johnson and Charles E. Johnson and a niece of Rupert H. Johnson, Jr. Gregory E. Johnson is the Chairman of the Board, Chief Executive Officer and (current) President and a director of the Company, Rupert H. Johnson, Jr. is Vice Chairman and a director of the Company and Charles E. Johnson is a director of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated August 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	August 20, 2015	/s/ Craig S. Tyle
Name: Craig S. Tyle Title: Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 20, 2015